LAIDLAW INTERNATIONAL SETS DATE FOR SPECIAL MEETING OF STOCKHOLDERS TO VOTE ON PROPOSED MERGER
WITH FIRSTGROUP

NAPERVILLE, ILLINOIS, March 21, 2007 – Laidlaw International, Inc. (NYSE: LI) announced today that it will hold a special meeting of stockholders on April 20, 2007, to vote on Laidlaw’s previously announced merger with FirstGroup Acquisition Corporation, a wholly owned subsidiary of FirstGroup plc. The special meeting will be held at the Hilton Lisle/Naperville, 3003 Corporate West Drive, Lisle, Illinois 60532 at 11:00 a.m. central time.

Stockholders of record as of the close of business on March 19, 2007, will be entitled to vote at Laidlaw’s special meeting. The definitive proxy statement is to be mailed on or about March 21, 2007, to Laidlaw stockholders.

The merger is subject to customary closing conditions, including the receipt of regulatory approvals and approval by Laidlaw’s and FirstGroup’s stockholders.

About Laidlaw International, Inc.

Laidlaw International, Inc. is a holding company for North America’s largest providers of school and inter-city bus transport services and a leading supplier of public transit services. The company’s businesses operate under the brands: Laidlaw Education Services, Greyhound Lines, Greyhound Canada and Laidlaw Transit. The company’s shares trade on the New York Stock Exchange (NYSE: LI). For more information on Laidlaw, visit the website: www.laidlaw.com.

About FirstGroup PLC

FirstGroup plc is the UK’s largest surface transportation company. FirstGroup operates passenger and freight rail services in the UK. Its passenger operations include regional, intercity and commuter services. FirstGroup is also the UK’s largest bus operator running more than one in five of all local bus services. In North America, FirstGroup has three operating divisions: yellow school buses (First Student), transit contracting and management services (First Transit) and vehicle maintenance and ancillary services (First Services). FirstGroup’s shares trade on the London Stock Exchange (LSE: FGP). For more information on FirstGroup, visit the website: www.firstgroup.com.

Forward-Looking Statements

Certain statements contained in this press release, including statements that are not historical facts, are forward-looking statements made under the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of terminology such as: believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, continue, project, positioned, strategy and similar expressions. Such statements involve certain risks, uncertainties and assumptions that include, but are not limited to: (i) the ability to successfully integrate Laidlaw and FirstGroup into a combined company and execute its business strategy; (ii) economic and other market factors, including competitive pressures in the transportation industry and changes in pricing policies; (iii) the ability to implement initiatives designed to realize synergies, increase operating efficiencies or improve results; (iv) continued increases in prices of fuel and potential shortages; (v) control of costs related to accident and other risk management claims; (vi) the potential for rising labor costs and actions taken by organized labor unions; (vii) terrorism and other acts of violence; (viii) other risks and uncertainties related to the proposed transaction, including but not limited to the satisfaction of conditions to closing; including receipt of stockholder, regulatory and other approvals; and (ix) other risks and uncertainties described in Laidlaw’s filings with the Securities and Exchange Commission (SEC).

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. In light of these risks and uncertainties you are cautioned not to place undue reliance on these forward-looking statements. Laidlaw undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures Laidlaw makes on related subjects as may be detailed in Laidlaw’s other filings made from time to time with the SEC.

Additional Information

In connection with the proposed merger, Laidlaw has filed a definitive proxy statement with the SEC. Laidlaw’s stockholders are urged to read the proxy statement and other relevant materials because they contain important information. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Laidlaw by going to Laidlaw’s Investor page on its corporate website at www.laidlaw.com or by directing a request to Laidlaw International, 55 Shuman Boulevard, Suite 400, Naperville, Illinois, 60563, Attention: Investor Relations or by calling (630) 848-3000.

Laidlaw and FirstGroup and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Laidlaw in connection with the merger. Information about Laidlaw and its directors and officers can be found in Laidlaw’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Information about FirstGroup and its directors and officers can be found in FirstGroup’s Annual Reports available on FirstGroup’s Investor Centre page on its corporate website at www.firstgroup.com. Additional information regarding the interests of those persons may be obtained by reading the proxy statement filed with the SEC.

Contact:
Sarah Lewensohn
Director, Investor Relations
Phone: 630-848-3120